EXHIBIT 23.2



                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Orphan Medical, Inc. Employee Stock Purchase Plan of our report dated February 5, 1999 with respect to the financial statements and schedule of Orphan Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Minneapolis, Minnesota
January 14, 2000